Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Diplomat Pharmacy, Inc.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 9, 2018.

PHILIP R. HAGERMAN
/s/ PHILIP R. HAGERMAN
Philip R. Hagerman, individually

THE 2007 HAGERMAN FAMILY GST TRUST
/s/ JOCELYN HAGERMAN
Name: Jocelyn Hagerman
Title: Trustee

JH GST TRUST
/s/ PHILIP R. HAGERMAN
Name: Philip R. Hagerman
Title: Trustee

JOCELYN HAGERMAN
/s/ JOCELYN HAGERMAN
Jocelyn Hagerman, individually